Exhibit 3.2

MBIA INC.

BY-LAWS

As Amended as of

February 28, 2019

MBIA Inc.

BY-LAWS

	ARTICLE IV

	OFFICERS

4.01	The Chairman	7
4.02	Number	7
4.03	Election	7
4.04	Removal and Resignation; Vacancies	7
4.05	Chief Executive Officer	8
4.06	Chief Financial Officer	8
4.07	The Secretary	8
4.08	Additional Officers	8
4.09	Security	9

	ARTICLE V

	CAPITAL STOCK

5.01	Certificated and Uncertificated Shares	9
5.02	Lost, Stolen or Destroyed Certificates	9
5.03	Transfers of Stock; Registered Shareholders	9
5.04	Record Date	9
5.05	Transfer Agent and Registrar	10
5.06	Restrictions on Transfers	10

	ARTICLE VI

	RESERVED

	ARTICLE VII

	GENERAL PROVISIONS

7.01	Dividends	16
7.02	Reserves	17
7.03	Execution of Instruments	17
7.04	Deposits	17
7.05	Checks, Drafts, etc.	17
7.06	Sale, Transfer, etc. of Securities	17
7.07	Voting as Shareholder	17
7.08	Fiscal Year	17
7.09	Seal	17
7.10	Books and Records; Inspection	17

	ARTICLE VIII

	AMENDMENT OF BY-LAWS

8.01	Amendment	18

BY-LAWS

ARTICLE I

SHAREHOLDERS

Section 1.01. Annual Meetings. The Annual Meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such time each year and at such place, either within or without the State of Connecticut, as set forth in the notice or waiver of notice of the meeting.    Any previously scheduled Annual Meeting may be postponed by resolution of the Board of Directors upon notice given on or prior to the date previously scheduled for such Annual Meeting of the shareholders. [Section 33-695(a)(b).]1

Section 1.02. Special Meetings. Special Meetings of the shareholders may be called at any time by the Chairman, the Secretary or any two Directors. A Special Meeting shall be called by the Chairman or the Vice Chairman, if any, immediately upon receipt of a written request therefor delivered to the Secretary of the Corporation by shareholders holding not less than 10% of the voting power of all shares entitled to vote at the meeting, which request shall state the purpose or purposes of such meeting. If the Chairman or the Vice Chairman, if any, shall fail to call such meeting within 15 days after receipt of such request, any shareholder executing such request may call such meeting. Such Special Meetings of the shareholders shall be held at such places, within or without the State of Connecticut, as shall be specified in the respective notices or waivers of notice thereof. At any Special Meeting of shareholders, only such business may be transacted as is related to the purposes set forth in the notice thereof. [Section 33-696.]

Section 1.03. Notice of Meetings; Waiver; Remote Participation. A notice in writing of each meeting of shareholders shall be given by or at the direction of the Chairman, the Vice Chairman, if any, the Chief Executive Officer or Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting, by leaving such notice with the shareholder or at the shareholder’s residence or usual place of business, or by mailing a copy thereof addressed to such shareholder at the last-known post-office address as last shown on the stock records of the Corporation, postage prepaid, not less than ten days nor more than 60 days before the date of the meeting. Subject to applicable law, such notices may also be delivered to shareholders by electronic transmission, if authorized by the Board of Directors, if consented to by the recipient shareholder and if the electronic transmission contains or is accompanied by information from which the recipient shareholder can determine the date of the transmission and that the transmission was authorized by the Corporation or its agent or attorney-in-fact. Each notice of a meeting of shareholders shall 0state the place, date and hour of the meeting. The general purpose or purposes for which a Special Meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting.

For purposes of these By-Laws, “electronic transmission” means any form or process of communication not directly involving the physical transfer of paper or another tangible medium, which (i) is suitable for the retention, retrieval and reproduction of the information by the recipient, and (ii) is retrievable in paper form by the recipient through an automated process used in conventional commercial practice, provided that, if such communication cannot be directly reproduced in paper form through an automated process used in conventional commercial practice, the communication is otherwise retrievable in perceivable form and the sender and recipient have consented in writing to the use of such form.

No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The Secretary of the Corporation shall cause any such waiver to be filed with the records of the meeting. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting.

1 Citations are to the Connecticut Business Corporation Act, and are inserted for reference only, and do not constitute a part of the By-Laws.

Except as set forth in Section 1.06 of these By-Laws, notice of any adjourned meeting of the shareholders of the Corporation need not be given.

Shareholders of any class or series may participate in the Annual Meeting or any Special Meetings of the shareholders by means of remote communication to the extent the Board of Directors authorizes such participation for such class or series. Participation by means of remote communication shall be subject to such guidelines and procedures as the Board of Directors adopts and shall be in conformity with the requirements of applicable law. If the Board of Directors authorizes participation by means of remote communication for any class or series of shareholders, the notice to such class or series of shareholders shall describe the means of remote communication to be used.

[Sections 33-603, 33-699, 33-700, 33-703.]

Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. The shareholders present at a duly held meeting at which a quorum is present may continue to do business for the remainder of the meeting and any adjournment of it unless a new record date is or must be set for the adjourned meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. [Section 33-709.]

Section 1.05. Voting. Every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share standing in his or her name on the books of the Corporation on the record date fixed pursuant to Section 5.04 of these By-Laws, except as may be provided otherwise in the Certificate of Incorporation. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or in the absence of such provision, as the Board of Directors of such Corporation may determine. If a meeting of shareholders is duly held and if a quorum exists, action on a matter, other than the election of Directors, is approved by the shareholders if the votes cast by the shareholders favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation or applicable law requires a greater number of affirmative votes. [Sections 33-705, 33-709.]

Section 1.06. Adjournment. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or by proxy shall have the power to adjourn any such meeting until a quorum is present, without notice other than announcement at any such meeting of the place, date and hour to which such meeting is adjourned. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting pursuant to Section 5.04 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each shareholder of record entitled to vote at such meeting. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 33-699(e).]

Section 1.07. Proxies. Every person entitled to vote or execute consents, waivers or releases in respect of shares may do so either by electronic transmission, in person or by one or more agents authorized by a written proxy executed by such person. No such proxy shall be voted or acted upon after the expiration of 11 months from the date of such proxy, unless it expressly specifies a longer length of time for which it is to continue in force or limits its use to a particular meeting not yet held. Every proxy shall be revocable at the will of the shareholder executing it, unless it states that it is irrevocable and the appointment of proxy is coupled with an interest. An appointment of a proxy is effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes. [Section 33-706.]

Section 1.08. Organization; Procedure. At every meeting of shareholders the presiding person shall be the Chairman or, in the event of the Chairman’s absence or disability, the Vice Chairman, if any, or in the event of the Vice Chairman’s absence or disability, the Chief Executive Officer, or in the event of the Chief Executive Officer’s absence or disability, an individual chosen by a majority of the Directors present in person or by proxy. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such presiding person. The Secretary, or, in the Secretary’s absence, an appointee of the presiding person, shall act as Secretary of the meeting.

Section 1.09. Order of Business.

(a)

At any Annual Meeting or Special Meeting of the shareholders, only such business shall be conducted as shall have been brought before the Annual Meeting or the Special Meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder who complies with the procedures set forth in this Section 1.09.

(b)

For business properly to be brought before an Annual Meeting or Special Meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the Annual Meeting or Special Meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the Annual Meeting or Special Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting or Special Meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting or Special Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting or Special Meeting and the reasons for conducting such business at the Annual Meeting or Special Meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an Annual Meeting or Special Meeting except in accordance with the procedures set forth in this Section 1.09. The chairman of an Annual Meeting or Special Meeting shall, if the facts warrant, determine and declare to the Meeting, that business was not properly brought before such Meeting in accordance with the provisions of this Section 1.09 and, if he or she should so determine, he or she shall so declare to such meeting and any such business not properly brought before such meeting shall not be transacted.

(c)

For a shareholder to nominate persons for election to the Board of Directors of the Corporation, the shareholder may nominate persons for election as Directors only if such intention to make such nomination is given by timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice of nomination must be delivered to or mailed and received at the principal offices of the Corporation not less than 60 days nor more than 90 days prior to the Annual Meeting or Special Meeting at which Directors will be elected; provided however, that in the event that less than 70 days’ notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required under the rules and regulations of the Securities and Exchange Commission (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder and, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures of this Section 1.09 and, if the chairman of the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. All the powers of the Corporation shall be exercised by or under the authority of the Board of Directors, and except as may otherwise be provided by law or by the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. [Section 33-735(b).]

Section 2.02. Number. The number of Directors constituting the entire Board of Directors shall be not less than five and not more than thirteen and the number of directorships at any time within such minimum and maximum shall be the number fixed by resolution of the shareholders or by resolution adopted by a 66-2/3% vote of the Board of Directors or, in the absence thereof, shall be the number of Directors elected at the preceding Annual Meeting of shareholders [Section 33-737].

Section 2.03. Qualifications of Directors. Directors need not be residents of the State of Connecticut or shareholders of the Corporation. [Section 33-736.]

Section 2.04. Election and Term of Directors. Except as otherwise provided in Section 2.13 of these By-Laws, the Directors shall be elected at each Annual Meeting of the shareholders to hold office until the next Annual Meeting of shareholders. Each Director shall hold office for the term for which he or she is elected and until such director’s successor has been duly elected and qualified, or until an earlier death, resignation, removal or a court order stating that by reason of incompetency or any other lawful cause, he or she is no longer a Director in office. If the Annual Meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each such Annual Meeting of the shareholders, each vote entitled to be cast may be voted “for” or “against” up to that number of candidates that is equal to the number of Directors to be elected, or a shareholder may indicate an abstention, but without cumulating the votes. Except as otherwise required by applicable law or the Certificate of Incorporation, each Director shall be elected by a plurality of the votes cast “for” his or her election at a meeting of shareholders at which a quorum is present. Notwithstanding the foregoing, in any election in which the number of nominees for Director does not exceed the number of Directors to be elected (each, a “Non-Contested Director Election”), a nominee who is elected but receives more votes “against” than “for” election shall serve as a Director for a term that shall terminate on the date that is the earlier of (A) ninety (90) days from the date on which the voting results are determined, or (B) the date on which an individual is selected by the Board of Directors to fill the office held by such Director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors. An individual shall not be considered a nominee for purposes of this section if the Board of Directors determines before the notice of meeting is given that such individual’s candidacy does not create a bona fide election contest. Subject to the following sentence, a nominee who is elected but receives more votes “against” than “for” election in a Non-Contested Director Election shall not serve as a Director beyond the ninety (90) day period specified in subsection (A) above. The Board of Directors may select any qualified individual to fill the office held by a Director who received more votes “against” than “for” election in a Non-Contested Director Election. [Sections 33-712, 33-737, 33-739, 33-809.]

Section 2.05. Regular Meetings. The Board of Directors shall meet for the purpose of electing officers and appointing committees, if any, and for the transaction of such other business as may properly come before such meeting, immediately following adjournment of the Annual Meeting of the shareholders at the place of such Annual Meeting of the shareholders. Notice of such meeting of the Board of Directors need not be given. Additional regular meetings of the Directors may be held at such places, dates and times as shall be determined from time to time by resolution of the Directors. Notice of regular meetings need not be given, except that if the Board of Directors shall fix or change the time or place of any such regular meeting, notice of such action shall be mailed promptly, or sent by electronic transmission or facsimile, to each Director who shall not have been present at the meeting at which such action was taken, addressed to such Director at his or her usual place of business, or shall be delivered personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 33-748, 33-750.]

Section 2.06. Special Meetings; Notice. Special Meetings of the Board of Directors shall be held whenever called by the Chairman, the Secretary or any two Directors, at such place (within or without the State of Connecticut), as may be specified in the respective notices or waivers of notice of such meetings. At least two days’ written or oral notice of Special Meetings of the Board of Directors shall be given to each Director. A written waiver of notice signed by a Director entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary of the Corporation shall cause any such waiver to be filed with the records of the meeting. The attendance of a Director at a meeting without protesting, prior to or promptly upon arrival at the meeting, the lack of proper notice shall be deemed to be a waiver by such Director of notice of such meeting. No notice need be given of any adjourned meeting, unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of this section shall be given to each Director. [Sections 33-750, 33-751.]

Section 2.07. Quorum; Voting. Except as provided in the Certificate of Incorporation of this Corporation, a majority of the number of directorships at the time shall constitute a quorum for the transaction of business. Except as otherwise provided herein, required by law or the Certificate of Incorporation of this Corporation, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 33-752.]

Section 2.08. Adjournment. A majority of the Directors present, whether or not quorum is present, may adjourn any meeting of the Board of Directors to another time or place. Notice of the adjourned meeting shall be given to the extent required by Section 2.05 of these By-Laws.

Section 2.09. Action Without a Meeting. If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such Directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors. [Section 33-749.]

Section 2.10. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such. At every meeting of the Board of Directors, the presiding person shall be the Chairman or, in the event of his or her absence or disability, the Vice Chairman, if any, or, in the event of the Vice Chairman’s absence or disability, if the Chief Executive Officer is a Director, the Chief Executive Officer, or if the Chief Executive Officer is not a Director or in the event of the Chief Executive Officer’s absence or disability, an individual chosen by a majority of the Directors present.

Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Board of Directors. Such resignation shall be effective immediately upon receipt by the Corporation if no time is specified, or at such later time as the resigning Director may specify. [Section 33-741.]

Section 2.12. Removal of Directors. Any Director or Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a Special Meeting of the shareholders called for such purpose, which purpose must be set forth in the notice of the meeting. [Section 33-742.]

Section 2.13. Vacancies and Newly Created Directorships. Subject to the provisions of Section 2.02 hereof, any newly created directorships resulting from any increase in the number of Directors and any vacancies occurring on the Board of Directors for any other reason shall be filled for the unexpired term by a vote of 66-2/3% of the Board of Directors (measuring the percentage of the directorships on the Board of Directors, in the case of any vacancy occurring by reason of an increase in the number of directorships, by the percentage prior to the vote on the increase). [Section 33-744.]

Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be approved from time to time by the Board of Directors. [Section 33-745.]

Section 2.15. Action by Telephonic Communications. Members of the Board of Directors, or any Committee designated by the Board, may participate in a meeting of the Board of Directors or such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 33-748(b).]

ARTICLE III

EXECUTIVE COMMITTEE, AUDIT COMMITTEE AND OTHER COMMITTEES

Section 3.01. How Constituted. The Board of Directors, by resolution or resolutions adopted by a vote of 66-2/3% of the Board of Directors, may designate one or more Directors to constitute an Executive Committee, an Audit Committee or other Committees, unless a greater number of directors is otherwise required by law. The Board may so designate one or more Directors as alternate member(s) of any Committee who may replace any absent or disqualified member(s) at any meeting of the Committee. Any such Committee may be abolished or redesignated from time to time by resolution or resolutions similarly adopted by the Board of Directors. Each such Committee shall serve at the pleasure of the Board of Directors. Each member of any such Committee shall hold office until a successor shall have been designated or until such member shall cease to be a Director, or until his or her earlier death, resignation or removal. [Section 33-753.]

Section 3.02. Powers. During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by resolutions adopted by a vote of 66-2/3% of the Board of Directors, the Executive Committee, if such a Committee shall have been established, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations set forth below. No Committee, including the Executive Committee, shall have any power or authority in reference to the following matters:

(a)      the declaration of any distribution or dividend in respect of shares of stock of the Corporation;

(b)      approving or proposing to shareholders any action as to which shareholder approval is required by law;

(c)      the filling of vacancies on the Board of Directors or on any Committee thereof;

(d)      the amendment of the Certificate of Incorporation pursuant to Section 33-796 of the Connecticut Business Corporation Act;

(e)      the amendment or repeal of the By-Laws, or the adoption of new By-Laws;

(f)      the approval of a plan of merger not requiring shareholder approval;

(g)      the authorization or approval of the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)      the authorizing or approving of the issuance or sale or contract for sale of shares, or the determination of the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a Committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

Subject to the foregoing limitations, each other such Committee shall have and may exercise such powers of the Board as may be provided by resolution or resolutions similarly adopted. [Section 33-753(e)(f).]

Section 3.03. Proceedings. Any such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Connecticut), at such date and time and upon such notice, if any, as it shall determine from time to time. Such Committee shall keep a record of its proceedings and shall report any such proceedings to the Board of Directors at the first meeting of the Board of Directors following any such proceedings.

Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution designating any such Committee, at all meetings of any such Committee the presence of members constituting a majority of the total authorized membership of such Committee, shall constitute a quorum for the transaction of business; and the act of the majority of the members present at any meeting at which a quorum is present, shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Sections 33-749, 33-752, 33-753(d).]

Section 3.05. Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.06. Removal. Any member of any such Committee may be removed at any time, with or without cause, by resolution adopted by a vote of 66-2/3% of the Board of Directors.

Section 3.07. Vacancies. If any vacancy shall occur in any such Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, if they are at least two in number, and any such vacancy may be filled by resolution adopted by a vote of 66-2/3% of the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.01. The Chairman. There shall be a Chairman of the Board. The Chairman shall be chosen from among the Directors and may, but need not, be an employee of the Corporation. The Chairman shall have the following powers and duties:

(a)      Preside at all shareholders’ meetings.

(b)      Preside at all meetings of the Board of Directors.

(c)      Perform such other duties, consistent with the role of Chairman, as may be assigned by the Board of Directors.

There may also be a Vice Chairman of the Board. The Vice Chairman shall be chosen from among the Directors and may, but need not, be an employee of the Corporation.

Section 4.02. Number. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers as the Board may appoint from time to time. Any two or more offices may be held by the same person, including by the Chairman or Vice Chairman, if any. No officer need be a Director of the Corporation. [Section 33-763.]

Section 4.03. Election. Unless otherwise determined by the Board of Directors, the Chairman, the Vice Chairman, if any, and the officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors following each annual meeting of the shareholders, and shall be elected to hold their respective positions until the first meeting of the Board following the next succeeding annual meeting of the shareholders. The Chairman, the Vice Chairman, if any, and each officer shall hold their respective positions until a successor has been elected and qualified, or until their earlier death, resignation or removal.

Section 4.04. Removal and Resignation; Vacancies. The Chairman, the Vice Chairman, if any, and any officer may be removed with or without cause at any time by the Board of Directors, but without prejudice to their respective contract rights, if any. The Chairman, the Vice Chairman, if any, and any officer may resign at any time by delivering a written and signed notice of resignation to the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in the positions of Chairman or Vice Chairman or in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 33-766.]

Section 4.05. Chief Executive Officer. The Chief Executive Officer shall have the following powers and duties:

(a)      Formulate policy and strategic direction for the Corporation and execute the Corporation’s business plan and strategy under plans approved by the Board of Directors.

(b)      Provide management of the Corporation’s day-to-day operations.

(c)      Hire, direct and retain senior management.

(d)      Serve as spokesperson for the Corporation.

(e)      Perform such other duties, consistent with the role of Chief Executive Officer, as may be assigned from time to time by the Board of Directors or as may be required by applicable state or federal law.

Section 4.06. Chief Financial Officer. The Chief Financial Officer shall have the following powers and duties:

(a)      Subject to the direction of the Board of Directors, exercise general and active supervision of the financial affairs and reporting of the Company.

(b)      Perform such other duties, consistent with the role of Chief Financial Officer, as may be assigned from time to time by the Board of Directors or as may be required by applicable state or federal law.

Section 4.07. The Secretary. The Secretary shall have the following powers and duties:

(a)      Keep or cause to be kept a record of all the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose.

(b)      Cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c)      Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, furnish a copy of such resolution to the members of such Committee.

(d)      Serve as the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed attest the same.

(e)      Properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

(f)      Have charge of the stock books and ledgers of the orporation and cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(g)      Sign certificates representing shares of the stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h)      Perform, in general, all duties incident to the office of Secretary and such other duties as may be given to the Secretary by these By-Laws or as may be assigned to the Secretary, consistent with the role of Secretary, from time to time by the Board of Directors, the Chairman or the Vice Chairman, if any.

Section 4.08. Additional Officers. The Board of Directors may elect such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.

Section 4.09. Security. The Board of Directors may require any officer or agent of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificated and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated as provided under the Connecticut Business Corporation Act. Share certificates may be under seal, or facsimile seal, of the Corporation and shall be signed by any two officers of the Corporation so authorized to sign by a resolution of the Board of Directors, except that such signatures may be facsimile if such certificate is signed by a transfer agent, or employee acting on behalf of such corporation or registrar. Each certificate representing shares shall set forth upon the face thereof as at the time of the issue: (1) the name of the Corporation; (2) a statement that the Corporation is organized under the laws of Connecticut; (3) the name of the person to whom issued; and (4) the number, class and designation of series, if any, of shares which such certificate represents. Within a reasonable time after the issuance of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement containing (1) the name of the Corporation; (2) the name of the person to whom issued; and (3) the number, class and designation of series, if any, of shares which such certificate represents. [Sections 33-676 and 33-677.]

Section 5.02. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.03. Transfers of Stock; Registered Shareholders.

(a)

Shares of stock of the Corporation shall be transferable upon the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, or, in the case of shares represented by a certificate, upon surrender to the Corporation or its transfer agent or agents of such certificate, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer. Within a reasonable time after the transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement containing (1) the name of the Corporation; (2) the name of the person to whom issued; and (3) the number, class and designation of series, if any, of shares which such certificate represents.

(b)

The Board of Directors, subject to these By-Laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock. Except as otherwise provided by law, the Corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. [Section 33-678.]

Section 5.04. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting or entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but such period shall not exceed, in any case, 70 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 full days immediately preceding the date of such meeting. In lieu of closing the stock transfer books, the Board of Directors by resolution may fix a date as the record date for any such determination of shareholders, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than 70 days, and, in case of a meeting of shareholders, not less than 10 full days, immediately preceding the date on which the particular event, requiring such determination of shareholders, is to occur. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 5.04, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. [Section 33-701.]

Section 5.05. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars. The same person may act as transfer agent and registrar for the Corporation.

Section 5.06. Restrictions on Transfers.

(a)	Definitions. For purposes of this Section 5.06, the following terms shall have the following meanings:

“Acquiring Person” shall mean any Person who or which is or becomes a Five-Percent Stockholder (other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i) or solely as a result of a transaction in which no “5-percent shareholder” (as defined in Section 382 of the Code and Treasury Regulations thereunder) experiences an increase in its percentage stock ownership interest of the Corporation, as determined in accordance with Treasury Regulation Sections 1.382-2(a), 1.382- 2T(g), (h), (j) and (k)), whether or not such Person continues to be a Five-Percent Shareholder, but shall not include (i) any Grandfathered Person and (ii) any Person who or which the Board of Directors of the Corporation determines, in its sole discretion, has inadvertently become a Five-Percent Shareholder (or has inadvertently failed to continue to qualify as a Grandfathered Person), so long as such Person promptly enters into, and delivers to the Corporation, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Corporation Securities so that such Person’s Percentage Stock Ownership is less than 5% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person, the Corporation Securities that caused such Person to so fail to qualify as a Grandfathered Person).

“Agent” shall mean an agent designated by the Board of Directors of the Corporation

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) options (within the meaning of Treasury Regulations Section l.382-4(d)(9)) to purchase Corporation Securities, and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulations Section 1.382-2T(f)(18), or any successor provision.

“Effective Date” shall mean the date of approval of this Amendment to MBIA Inc. By-Laws by the Shareholders.

“Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

“Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section l.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulations Section 1.382-2T(f)) of the Corporation if (A) that Person has a “public group” or individual, or (B) a “higher tier entity” of that Person has a “public group” or individual, that, in each case, is treated as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulations Section l .382-2T(g).

“Grandfathered Person” shall mean (i) any Person who would otherwise qualify as an Acquiring Person as of immediately prior to the Effective Date, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one percentage point over such Person’s

Percentage Stock Ownership immediately prior to the Effective Date or, if lower, such Person’s Percentage Stock Ownership thereafter, other than any increase pursuant to or as a result of (A) the exercise of any option, warrant or convertible instrument to purchase Corporation Securities that such Person held as of immediately prior to the Effective Date, (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Corporation or (C) any redemption or repurchase of Corporation Securities by the Corporation; and (ii) any Person who would otherwise qualify as an Acquiring Person as a result of a redemption or repurchase of Corporation Securities by the Corporation, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of such redemption or repurchase, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Corporation or (B) any redemption or repurchase of Corporation Securities by the Corporation subsequent to the original redemption or repurchase.

“Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulations Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), l.382-3(a), and l.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulations Section 1.382-2T(h)(2)(i)(A).

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulations Section l.382-3(a)(l) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

“Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

“Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Section 5.06.

“Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

“Restriction Release Date” shall mean the earlier of (i) the repeal of Section 382 of the Code (and any comparable successor provision) and (ii) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition and shall also include the creation or grant of an option (within the meaning of Treasury Regulations Section l .382- 4(d)(9)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

“Treasury Regulation” shall mean the income tax regulations (whether temporary or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b)

Restrictions on Transfer. In order to preserve the Tax Benefits, subject to sub-section (c) of this Section 5.06, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), any Person or group of Persons shall become an Acquiring Person. Notwithstanding the foregoing, nothing in this Section 5.06 shall prevent a Person that is a member of a public group of the Corporation (as defined in Treasury Regulation Section 1.382-2T(f)(13)) from transferring Corporation Securities to a new or existing public group of the Corporation.

(c)	Certain Exceptions.

i.

The restrictions set forth in sub-section (b) of this Section 5.06 shall not apply to a proposed Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this sub-section (c) of Section 5.06. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this sub-section (c) of Section 5.06, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that the Board of Directors review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this sub-section (c) of Section 5.06.

ii.

A request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

iii.

A request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Board of Directors authorize, if appropriate, such Transfer pursuant to this sub-section (c) of Section 5.06.

iv.

The Board of Directors shall use reasonable best efforts to make a determination to authorize or deny any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this sub-section (c) of Section 5.06, such later date as reasonably determined by the Board of Directors in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation.

v.

The Board of Directors may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. For purposes of this determination, the Board of Directors may consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Board of Directors not to authorize a proposed Transfer of

Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively.

vi.

In addition, the Board of Directors may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Board of Directors may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Board of Directors that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits under Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation and its shareholders. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses (including, without limitation, expenses of counsel and/or tax advisors) incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, such costs and expenses incurred in determining whether to authorize the proposed Transfer.

vii.	The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

viii.

If the Board of Directors authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

(d)	Treatment of Excess Securities.

i.

No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to sub-section (d)(iii) of this Section 5.06 or until approval is obtained under sub-section (c) of this Section 5.06. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of this sub-section (d)(i) or Section (d)(iii) shall also be a Prohibited Transfer.

ii.

The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Section 5.06, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by sub-section (b) of this Section 5.06 as a condition to registering any Transfer.

iii.	If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to sub-section (d)(iv) of this Section 5.06 if the Agent rather than the Purported Transferee had resold the Excess Securities.

iv.

The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 50l(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors; provided, however, that if the Excess Securities (including, without limitation, any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 5-percent or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 50l(c)(3) selected by the Board of Directors such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Corporation in excess of 5-percent. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this sub-section (d)(iv) of Section 5.06. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 5.06 inure to the benefit of the Corporation.

(e)	Board Determinations.

i.

The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Section 5.06, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (ii) of sub-section (d)(iv) of this Section 5.06; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Section 5.06 is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Section 5.06.

ii.	Nothing contained in this Section 5.06 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits, including without limitation implementing and enforcing the provisions of this Section 5.06. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, subject to Section 33-806 of the Connecticut Business Corporation Act, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Section 5.06, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Section 5.06, or (C) modify the terms of this Section 5.06 as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further notwithstanding the first sentence of this sub-section (e)(ii) of Section 5.06, the Corporation shall not be entitled modify the terms of this Section 5.06 in order to accelerate or extend the Restriction Release Date.

iii.

In the case of an ambiguity in the application of any of the provisions of this Section 5.06, including, without limitation, any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Section 5.06 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 5.06. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all purposes of this Section 5.06. The Board of Directors may delegate all or any portion of its duties and powers under this Section 5.06 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may delegate the authority granted by this Section 5.06 through duly authorized officers or agents of the Corporation. Nothing in this Section 5.06 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(f)

Securities Exchange Transactions. Nothing in this Section 5.06 (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to sub-section(c) of Section 5.06) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 5.06 and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 5.06.

(g)

Legal Proceedings. Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand, then the Corporation may promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including, without limitation, the institution of legal proceedings to compel the surrender. Nothing in this section shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Section 5.06 being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Section 5.06.

(h)

Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Section 5.06 who knowingly violates the provisions of this Section 5.06 and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(i)

in this Section 5.06 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Section 5.06 or the status of the Tax Benefits of the Corporation.

(j)	Reserved.

(k)

Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO SECTION 5.06 OF THE BY-LAWS OF MBIA INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

(l)

Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Section 5.06, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of: and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 130 or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(m)

Benefits of Section 5.06. Nothing in this Section 5.06 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Section 5.06. This Section 5.06 shall be for the sole and exclusive benefit of the Corporation and the Agent.

(n)

Severability. The purpose of this Section 5.06 is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Section 5.06 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 5.06.

(o)

Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Section 5.06, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ARTICLE VI

RESERVED

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends or other distributions upon the outstanding shares of the Corporation may be declared by the Board of

Directors at any regular or Special Meeting of the Board of Directors and any such dividend or distribution may be paid in case, property or the Corporation’s own shares. [Section 33-674, 33-687.]

Section 7.02. Reserves. There may be set apart from time to time out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors may deem appropriate and the Board of Directors may similarly modify or abolish any such reserve.

Section 7.03. Execution of Instruments. Subject to the approval of the Board of Directors, the Chief Executive Officer, the Secretary or any other officer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 7.04. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or by such officers or agents as may be authorized by the Board of Directors to make such determination.

Section 7.05. Checks, Drafts, etc. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the corporation, and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

Section 7.06. Sale, Transfer, etc. of Securities. The Chief Executive Officer together with the Secretary and such other officers as may be authorized by the Board of Directors may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 7.07. Voting as Shareholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman, the Vice Chairman, if any, the Chief Executive Officer, the Chief Financial Officer and the Secretary shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock; the Chairman, the Vice Chairman, if any, and the Chief Executive Officer acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting; and the Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons. All acts, votes and exercises of other rights, powers and privileges incident to the ownership of stock in subsidiaries of the Corporation shall be carried out only pursuant to resolutions of the Board of Directors adopted in accordance with these By-Laws.

Section 7.08. Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall, in each calendar year, commence on the first day of January of each year and shall terminate on the last day of December.

Section 7.09. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “INCORPORATED CONNECTICUT.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 7.10. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Connecticut as may be determined from time to time by the Board of Directors.

ARTICLE VIII

AMENDMENT OF BY-LAWS

Section 8.01. Amendment. All By-Laws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration or repeal:

(a)

by the affirmative vote of the holders of not less than 80% of the voting power of shares entitled to vote at any Annual or Special Meeting of shareholders, the notice of which shall have specified or summarized the proposed amendment, alternation, repeal or new By-Laws, or

(b)

by the affirmative vote of Directors holding a majority of the Directorships at any Regular or Special Meeting of Directors the notice or waiver of notice of which, unless none is required hereunder, shall have specified or summarized the proposed amendment, alteration, repeal or new By-Laws, provided, however, that Section 1.02 (regarding special meetings of shareholders), Section 2.02 (regarding the number of Directors), Section 2.07 (regarding quorum and voting requirements for Directors), Section 2.12 (regarding removal of Directors), Section 2.13 (regarding vacancies and newly created Directorships), Sections 3.01, 3.02, 3.06 and 3.07 (regarding Committees and their members), and this Section 8.01 (regarding amendments) may be amended, altered, or repealed only by the affirmative vote of either (i) the holders of not less than 80% of the voting power of shares entitled to vote at any Annual or Special Meeting of shareholders, the notice of which shall have specified or summarized the proposed amendment, alteration or repeal, or (ii) by a vote of 66-2/3% of the Board of Directors at any Regular or Special Meeting of Directors the notice of which shall have specified the proposed amendment, alteration or repeal. The shareholders may at any time provide in the By-Laws that any other specified provision or provisions of the By-Laws may be amended, altered or repealed only in the manner specified in the foregoing clause (a) or in the foregoing proviso, in which event such provision or provisions shall be subject to amendment, alteration or repeal only in such manner. [Section 33-806.]

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